                                                                      EXHIBIT 21

                                                                      ----------


                        SUBSIDIARIES OF THE REGISTRANT*
                        -------------------------------

                                                   STATE OR
                                                   JURISDICTION OF    PERCENT OF
                 NAME**                            INCORPORATION      OWNERSHIP
                 ----                              -------------      ---------
Rubbermaid Commercial Products Inc.                 Delaware             100%
The Little Tikes Company                            Ohio                 100%
Rubbermaid Canada Inc.                              Ontario, Canada      100%
Rubbermaid Office Products Inc.                     Delaware             100%
Rubbermaid Specialty Products Inc.                  Delaware             100%

* All of the listed subsidiaries are included in the Registrant's consolidated financial statements.

**       All subsidiaries conduct their businesses under the names shown.